Exhibit 99.2

Final Transcript

Thomson StreetEventsSM

Conference Call Transcript
BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
Event Date/Time: Aug. 17. 2005 / 8:30AM ET
Event Duration: 51 min

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Tim Johnson
Big Lots, Inc. — VP, Strategic Planning, IR
Joe Cooper
Big Lots, Inc. — SVP, CFO
Chuck Haubiel
Big Lots, Inc. — SVP, Gen. Counsel
Steve Fishman
Big Lots, Inc. — Chairman, CEO
CONFERENCE CALL PARTICIPANTS
David Mann
Johnson Rice — Analyst
David Buchsbaum
Stanford Group — Analyst
Mitch Kaiser
Piper Jaffray — Analyst
Jeff Stein
Keybank — Analyst
John Zolidis
Buckingham Research — Analyst
Ralph Jean
Wachovia Securities — Analyst
Ronald Bookbinder
Sterne, Agee — Analyst
Shakib Alaam
High Fields Capital — Analyst
Jacques Girabaldi
Royal Capital — Analyst
PRESENTATION

Operator
Ladies and gentlemen welcome to the Big Lots second quarter 2005 teleconference. [OPERATOR INSTRUCTIONS] At this time I would like to introduce Vice President of Strategic Planning and Investor Relations, Tim Johnson.

Tim Johnson - Big Lots, Inc. — VP, Strategic Planning, IR
Thanks. Thank you everyone for joining us for our second quarter conference call. Joining us today here in Columbus for his first conference call is Steve Fishman, our new Chairman and CEO. Also here today is Joe Cooper, Senior Vice President and Chief Financial Officer, as well as, Chuck Haubiel, Senior Vice President and General Counsel. I’d like to remind you that any forward-looking statements we make on today’s call involve risks and uncertainties and are subject to our Safe Harbor provisions as stated in our press release and our SEC filings and that actual results can differ materially from those described in our forward-looking statements.
Just to set our agenda for this morning, first Joe is going to hit the highlights of second quarter and provide some perspective on our outlook for the balance of the year then Chuck will provide an update on the KB Toys situation as best we know it today. Then, Steve is going to share with

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
you some of his initial observations about our business, what his focus has been since joining us six weeks ago, and how we are thinking about the business go forward. With that, I want to turn it over to Joe.

Joe Cooper - Big Lots, Inc. — SVP, CFO
Good morning, everyone. As discussed in detail in this morning’s press release our reported results for the quarter contain a charge related to KB Toys and Chuck will cover those details later in the call. We don’t believe this charge is directly related to the Company’s ongoing operations, therefore, we have provided supplemental non-GAAP second quarter and year-to-date financial statements that exclude these items. A presentation of the most directly comparable financial measures calculated in accordance with GAAP and a reconciliation between the GAAP financial measures and the non-GAAP financial measures are also included in our press release, which is posted on our website at www.biglots.com under the “Investor Relations — Press Releases” caption. We believe that these non-GAAP financial measures should facilitate analysis by investors and others who follow our financial performance. Since we do not view this adjustment as relevant to the ongoing operations of the business all my comments today will be based on results excluding this charge. As an additional reminder, all references to 2004 that we make today relate to results that were restated for certain lease accounting corrections as reflected in our form 10-K filed with the SEC on April 18, of this year.
Earlier today, we reported a second quarter 2005 net loss of $9.9 million or $0.09 per share. That’s compared to a net loss of $7.7 million or $0.07 per share in the second quarter of 2004.
Sales for the second quarter of 2005 were $1.1 billion, an increase of 5.6% over the prior year. Total sales growth was driven by a 0.2% comparable store sales increase and the net year over year addition of 65 stores or 4.4% growth.
Comparable store sales for the quarter were up 0.2% with the value of the average basket increasing 2.5% and customer transactions declining 2.3%. This 0.2% comparable store sales increase for the quarter was at the low end of our guidance as the growth in the average basket was offset by negative customer transactions. Despite the lingering softness in customer traffic, we’re pleased by the continued growth in the average basket. We are particularly encouraged that the basket increase was a result of a balanced mix of both higher units sold per transaction and average item retail. We believe this suggests that we have made some progress on our assortment compared to last year. We just need more footsteps in our stores. From a merchandising perspective, for the quarter, Seasonal sales comps increased in the mid-single digits benefiting from the pent-up demand caused by unseasonable weather the first four months of the year. Furniture sales were driven by an increase in the number of departments and improved in-stock inventory positions compared to last year. Partially offsetting the basket strength in these categories has been the softness in Consumables, where trends have correlated with the customer traffic for the last several quarters.
Our gross margin rate for the quarter was 40.1%, in line with our guidance, but down from 40.8% last year. The principal reason for the decline relates to higher domestic inbound freight cost due to rising prices for diesel fuel. Additionally, our initial markup, or IMU, continues to be challenged by several factors including mix within categories, higher raw materials cost and resin-based products such as plastics and chemicals in a very competitive pricing environment in the consumables area.
Expenses were well managed for the quarter as this year’s second quarter SG&A rate of 41.3% was 40 basis points better than last year. Leverage was achieved primarily through tightly managed store controllable expenses, like payroll and supplies, and the planned elimination of one advertising circular during the quarter. Distribution efficiencies were essentially offset by the impact of higher fuel prices on the transportation side.
Net interest expense was $1.3 million for the quarter, compared to $4.5 million last year due to lower average borrowings and the Company’s new revolving credit facility which was put in place at the end of the third quarter last year.
The effective income tax rate for the quarter was 29.8%, excluding the partial charge-off of the KB Note. The tax benefit on the second quarter loss was lower than expected due to approximately $900,000 of income tax expense related to the write down of deferred income tax assets as a result of Ohio tax reform passed during the second quarter.
Turning to the balance sheet, we ended the quarter with total inventory of $913 million, or essentially flat per average store compared to the second quarter last year. Inventory in the furniture category is above last year due to more departments, but this growth is being offset by lower levels of seasonal and toys inventory compared to a year ago. Spring seasonal inventory, specifically lawn and garden, is up to a year ago because of a later start to the selling season due to weather. Also, strategically we see an opportunity to carry goods further into August in order to maximize sales in certain regions of the country. Inventory levels of fall seasonal merchandise, which includes Halloween, Harvest, and

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
Christmas are down to last year. This is consistent with our plans as we attempt to better manage our cash and inventory receipts in order to flow the merchandise to our stores closer to the key selling periods.
Bank debt at the end of the second quarter was $174 million, down $30 million to last year, principally due to lower levels of capital spending.
Capital expenditures were $22.4 million for the quarter, down $25.3 million to the second quarter of last year. Year-to-date CapEx was $37.7 million, down $34.7 million to last year. The decreased level of capital spending related to no store remodels, compared to 64 remodels through the second quarter of last year, and lower DC capital spending in 2005, as last year’s capital included the Columbus Distribution Center reengineering initiative and the final construction cost related to finishing our Durant DC. Depreciation expense was $28.5 million, up $2.2 million compared to last year. And year-to-date depreciation expense was $55.5 million, up $5.2 million compared to last year.
During the second quarter, we added a net of 15 stores, consisting of 24 new stores and 9 closed stores. Further, we opened furniture departments in all of the new stores. Year-to-date, we’ve opened 32 net new stores. At the end of the second quarter, we were operating 1,534 stores, including 41 freestanding furniture stores. Total selling square footage at the end of the second quarter was 31.8 million, up 6% to last year.
Looking forward, our guidance for the third quarter remains unchanged from guidance we communicated on July 7, which calls for a third quarter loss per share in the range of $0.18 to $0.22, and a comparable store sales increase of 1% to 3%. I would encourage you to refer to our June sales release where we provided our third quarter guidance in detail, probably more detail than most other retailers. As those of you who have followed the Company know, we take our guidance seriously. When we see trends in the business that suggest the model or trends are different than what we have guided to, we update you and adjust our guidance. However, for competitive purposes, we will no longer be offering monthly comp guidance at the beginning of each quarter. So for the time being, we will continue to provide monthly comp reporting but not the specifics of monthly guidance. Now Chuck will share with you a update on KB.

Chuck Haubiel - Big Lots, Inc. — SVP, Gen. Counsel
Thanks, Joe. As we previously discussed, KB Toys Inc. and 68 of its direct and indirect subsidiaries filed for reorganization relief under Chapter 11 of the United States Bankruptcy Code on January 14, 2004. The KB toys business was sold by the Company pursuant to a stock purchase agreement dated as of December 7, 2000. Along with $258 million in cash and certain warrants, Big Lots received a 10 year $45 million note as consideration for the sale.
On May 16, 2005, KB toys and the Official Committee of Unsecured Creditors filed a Joint Plan of Reorganization which was later amended on July 24. On July 28, Big Lots along with KB Toys and the Official Committee entered into a stipulation and agreed order which, among other things, caused KB’s plan to be further amended.
There’s a confirmation hearing scheduled for tomorrow to determine whether or not KB’s latest plan will be confirmed. Based on information currently available, we believe that this plan will be confirmed. If so, the Company expects to receive approximately $900,000 from its unsecured claim arising from the note. Based upon the note’s current net book value of $7.3 million, the Company’s recorded a $3.8 million charge, net after a $2.6 million tax benefit, related to the partial charge-off of the note in the second quarter of fiscal 2005.
KB’s plan further provides that the Company would be treated on a consolidated basis for all other unsecured operating subsidiary creditors for purposes of its store lease obligations and the Pittsfield DC Note. The Company is not reflected any benefit flowing from KB’s plan in its reserve for the store lease obligations or the Pittsfield DC Note.
Neither the terms of the stipulation and agreed order nor the confirmation of KB’s plan would adversely impact either the debtor’s estates claims to be pursued by the Official Committee against certain KB insiders and shareholders or Big Lots’ own action against certain of KB’s officers, directors, and others who acted in concert with them.
We intend to continue to closely monitor the administration of the estate and the prosecution of its claims. Although we will not serve on the post confirmation committee in charge of the estate’s litigation, under the terms of the Stipulation and Agreed Order, we will be appointed to the Residual Trust Advisory Board and will be directly involved in the administration of the distribution from the estate to KB’s unsecured creditors. Moreover, we expect to be able to continue with the prosecution of our own litigation claims associated with this matter in the next few weeks. With that, I’ll turn the call over to Steve.

Steve Fishman - Big Lots, Inc. — Chairman, CEO

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
Thanks, Chuck. And good morning, everyone. I’ve not worked with most of you since I’ve been away from public company life for several years now. And I do look forward to meeting you at some point down the road. First off, I think it makes sense for me to tell you a little bit about my background and what attracted me to Big Lots. I’ve been in retail for over 30 years with merchandising experience in department stores, specialty stores, and general merchandising chains. From assistant buyer through general merchandise manager and ultimately as CEO, I’ve been involved in buying merchandise across all aspects of general merchandise and discount retailing. In fact, I’ve been involved at some level in my career in buying merchandise for every category that we carry in our stores today.
So I’m a merchant, but a merchant with experience running businesses. Oftentimes these have been businesses that have been troubled or in turnaround situations. In the mid ‘90s, I helped lead the successful repositioning of Pamida, a general merchandise retailer who eventually sold to Shopko stores. After that, I was involved in similar repositioning or turnaround efforts at Frank’s Nursery and Crafts and most recently at Rhodes Furniture. So I’m experienced at working through challenging situations and making the difficult decision needed to improve performance. I want to reiterate, I do not view Big Lots as a turnaround situation. This is a healthy company. It’s financially stable with a rich tradition in the retail business. Granted business has been disappointing recently, however, I believe it’s correctible with focus, sharper execution, and likely some tactical changes to the strategy. I believe any business that desires of being a great business has to dominate a market. And we have a clear niche as a close-out retailer and in my view have an excellent opportunity to truly exploit the niche of broad line closeouts.
As Tim mentioned earlier, I’ve been on board now for about six weeks, and it’s been jam-packed with activity. Coming into a new situation, I always make it a priority in the first 30 to 60 days to touch as many people as possible and to listen to their views of the business and what they see as opportunities. I’ve met hundreds of associates and am trying to absorb as much as I can. I’ve met with the stores’ team and visited stores in different regions of the country. I’ve met with the distribution center team and toured the facility here in Columbus. I visited with some vendors and had the opportunity to attend a trade show with our furniture team a couple of weeks ago. As you might expect, I’ve been spending a significant amount of time with the executive team to gain a clearer understanding of what’s been working, what’s been not working, and brainstorming ideas on how to improve performance. After six weeks on the job, I’m confident that we can improve the performance of our business.
While most of what I want to cover with you is more forward-looking than 2005, let me give you some of my thoughts on our 2005 forecast. Business trends have been disappointing, and although we hit our second quarter guidance, I’m not happy with the results or with the forecast for the balance of this year.
Realistically, though, you should not expect major merchandise changes in the third quarter as the majority of our purchases have been made and strategies are already in motion. However, one of the first conversations I had with the team centered around the fourth quarter and what I’d like to refer to as the nine weeks of Christmas, which ends up being November and December. Over 25% of our annual sales and over a 100% of our profit for the year will be generated in those nine weeks. The marketplace has become very crowded and promotional during the holiday season, and we know that we need to be meaningfully different to earn our share of customer traffic.
Thinking beyond this year, with the help of the team here, I’ve been going through a discovery period, assessing the strengths and weaknesses of the organization. We’re in the initial phases of developing a strategy we are referring here to as WIN, What’s Important Now. WIN will involve tactical plans to improve performance in the next 12 to 18 months and strategic ideas that we will test and eventually implement down the road. WIN will focus on three areas: first merchandising and inventory, our single largest asset and why we are in business; second, real estate, our next largest asset. Are we in the right markets and do we have the right locations within those markets? And lastly, cost structure; are we operating as efficiently as we can? Again, we have not developed the specifics and would not expect to be in a position to elaborate in great detail until later this fall. However, I do want to share some of my initial thoughts.
We do have a meaningful niche in the marketplace. I believe we have the opportunity to further differentiate our merchandise assortment from our competition and become more dominant in specific categories. In the majority of the store, the way we achieve that dominance is through impactful closeouts and more of them. We are growing our level of closeouts, but I’m not sure our sights are set high enough. We must be more aggressive and relentless in our pursuit of deals that leave the customers saying “how did they do that”? I want to be very clear here, closeouts are incredibly important, and after only six weeks, I have a very clear appreciation of that. Closeouts can come in all shapes and sizes, in all categories, and potentially some categories that we don’t carry in our stores everyday. However, seasonal and furniture are two categories which are not heavily closeout but need to play a significant role in our strategy.
Seasonal done right can be a very profitable business. Our selection this year is better than compared to a year ago, but I believe we still have upside opportunity through assortment and better allocation of goods by store or clusters of stores based on demographics. Furniture is another

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
business that is not heavily closeout today but we have the opportunity to be the dominant low, entry price point furniture retailer in the country. Furniture is an excellent differentiator and has the benefit of leveraging the customer base that already shops us today for great closeouts.
Customer research will be utilized to gain an in-depth understanding of where opportunities are in the marketplace by merchandise category and by customer segment. This could involve carrying fewer categories or adding a new category, I’m not sure yet. With the help of our new planning and allocation systems, we will also develop store clusters which will play into our merchandising strategy. Then we will test and learn.
The second component of WIN is the real estate strategy. A good real estate strategy focused on the right locations can turn a good merchandising assortment into a great one, in my opinion. I believe the timing on this project is critical, as store level performance can change quickly in our current environment. We are reviewing recent store opening trends and store and market level profitability to understand the attributes that lead to our most profitable stores. I’m not willing to go much further on the details here other than to say cash is very important to us, and we will only invest in stores where we have the highest chance for success.
Last, but certainly not least, is cost structure. Our cost structure, whether you look at it on a percent of sales basis or dollars per square foot basis, is higher than most in our industry. Now, clearly a portion of that variance relates back to merchandise and sales productivity of our current assortment. However, in the last five years, we’ve invested in a business expecting to drive higher sales and leverage the cost structure. It’s not happened yet, and is still the goal, but the business is looking to become more efficient now and not wait on the sales of someday to make this organization more profitable. When we execute in these three areas, incremental cash flow will result.
In this organization, we are very focused on generating cash and managing it to drive shareholder value. Joe and I clearly understand that it is our shareholders’ cash and we are the custodians. And it will always be our goal to provide you with a reasonable return on your investment.
As I’ve reminded our associates, our strategy for the future will be an ever-changing one. Retail is about having a niche or a meaningful reason to exist, having great locations, and being as efficient as you can be on the cost side, and executing the plan on a consistent basis. It’s ever-changing and fun and that’s why we’re in this business. We have a fantastic opportunity here at Big Lots to create value for our shareholders.

Tim Johnson - Big Lots, Inc. — VP, Strategic Planning, IR
That concludes our prepared remarks John, if you can now open it up for questions.
QUESTION AND ANSWER

Operator
[OPERATOR INSTRUCTIONS] Our first question comes from the line of David Mann with Johnson Rice. Please go ahead.

David Mann - Johnson Rice — Analyst
Yes. Good morning. Steve, I wanted to talk to you just a little bit about some of your thoughts about the future, specifically in real estate. Can you just give a sense on, perhaps, the number of stores you’re seeing that are actually losing money on a four wall basis or are most of them making money, generating cash flow?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
David, now is not the time for us to do that. We’re really doing a great analysis of every single solitary location that we have in our portfolio, and as soon as we are available to understand what that strategy’s going to be, we’ll deliver that to you, and I don’t anticipate that taking a long period of time to do it.

David Mann - Johnson Rice — Analyst

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
Okay.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
It wouldn’t be fair of me to give you that idea now because we’re really trying to analyze it from every single solitary angle.

David Mann - Johnson Rice — Analyst
But it does sound like you, with the way you’re talking about cash flow, that you’re not necessarily committed to opening any more stores if they’re not showing the kind of pro forma you want.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I think that’s correct. I mean we have an obligation to open store locations and grow this company with a very high likelihood of a great return in the first 12 to 18 months that we open those locations. And if that means that we’re not opening a significant amount of stores in the next 18 months, then I think so be it. And I think we really want to understand that real estate strategy and it’s really critical to this company. So we’ll have a real good understanding and we’ll let the market know probably in the next 60 to 90 days exactly what we plan on doing next year. That won’t hold us back as we go forward in the future. But what we’re really trying to do is tactically position this business for the next 18 months.

David Mann - Johnson Rice — Analyst
Okay. And then one other question on advertising, you didn’t really comment on that too much in terms of your prepared remarks.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
That was intentional, David. I think the merchandising strategy has got to be refined, and I think the marketing strategy is executed along with what that merchandising strategy is going to be. I think we run media and I think we run print, and I’d like to understand what’s really good about the media and what’s really good about the print, but that’s going to come along after the merchandising strategy is honed.

David Mann - Johnson Rice — Analyst
Okay. Thank you. Good luck.

Operator
And our next question comes from the line of David Buchsbaum with the Stanford Group. David, your line is open.

David Buchsbaum - Stanford Group — Analyst
Thank you. Good morning. I guess to follow what David had said, since you aren’t going to address the advertising until you address the merchandising, from a merchandising perspective, what areas do you see as being difficult in terms of differentiating yourself. For example, consumables does have more difficult comparisons to last year, but also perhaps less differentiation than it’s had in the past from competition. Could you comment on what areas of the store you think are less differentiated than they have been in the past?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I think that’s a good assessment on the consumables parts of the business. I think from a retail perspective, everybody’s in the consumable business, and I’m not sure that’s as much of a differentiator. Although, it’s important to understand it’s a large percentage of our business today, and it varies on a percent basis from region to region and from urban to suburban. That’s one of the reasons why I think we’re really going to

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
understand clusters of stores. I think the furniture business is an unbelievable opportunity for this company. Particularly at the entry level, and I think we really can dominate that business, and actually, it’s the strongest business that we have right now. I think the seasonal business can help continue to differentiate us and has very high upside from a profitability standpoint if it’s executed very well. I think the home furnishings parts of the business and the hardlines parts of the business also offer great opportunity particularly in the closeouts genre.
But really, David, that’s exactly what we’re going to be going through in the next 60 days and really understanding the pluses and minuses and where we operate and execute well and I really want to be prepared to come back to the marketplace and say this is where we’re going to dominate the closeout business. This is where we’re going to execute and dominate a great in and out business, and where we feel we need to supplement that business with great private label parts of our business.

David Buchsbaum - Stanford Group — Analyst
Thank you. And with respect to the cost structure, are there in your discussions with people thus far, are there any call outs there with respect to any low-hanging fruit on the cost structure side?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I don’t think there have been any big surprises yet.

David Buchsbaum - Stanford Group — Analyst
Okay. Thank you.

Operator
Our next question is from Mitch Kaiser with Piper Jaffray. Please go ahead.

Mitch Kaiser - Piper Jaffray — Analyst
Good morning and welcome Steve.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
Thank you.

Mitch Kaiser - Piper Jaffray — Analyst
I guess the question on the real estate, if I heard you right, you’re going to evaluate pretty much all the stores, then, and potentially there could be some store closings, then.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I think in the retail environment, any great strategy is constantly opening stores and constantly closing stores. Real estate changes, and we need to make sure every one of our boxes have an operating profit for us and give the Company and the shareholder a return that they expect. If they’re not performing, we take a look at it, we understand it, and we find out what it’s going to take for us to get it to a performance level that is acceptable to us. If we can’t take that performance level to an acceptable return, then I think we need to reallocate our assets.

Mitch Kaiser - Piper Jaffray — Analyst

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
Okay. And then how do you think about, you mentioned consumables is not a differentiator, but it’s obviously a traffic driver, and traffic has kind of been the issue. What’s your thought there with respect to kind of balancing the two?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I think we need to dominate the name brand closeout business in every category we want to be in and it’s particularly going to be focused in the consumables part of the business, that includes health and beauty aids, food, and all the businesses or classifications of business in consumables. I think if we can’t dominate or if we’re in a time frame where we can’t dominate a specific classification of name brand closeouts and be significantly underneath all of the competitors that we have out there, then we need to differentiate ourselves with an offering to our customer that’s a wow-type thing, and I think that’s part of the strategy that we’re thinking about, particularly in the consumables arena, but I’m not so facetious to think that we can dominate the consumables business. I mean, you know and I know and everybody listening to us out there, that every retailer in the United States, including every 7-Eleven on every block is in the consumables business, and from an operations, distribution, logistics, and systems standpoint, we either need to be competitive so that we can offer those classifications at a very competitive price or we need to dominate in classifications of businesses we can be dominant in.

Mitch Kaiser - Piper Jaffray — Analyst
Okay. I think you’ve been alluding to the fact that we might get an update on your analysis of where the business is going forward. Would we expect that on the third quarter update or fourth?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
That would be the earliest. I made a commitment to our Board yesterday that I would try to be prepared at the end of the third quarter at our Board meeting to clarify specifically what we’re going to do to execute our strategies, and I would then be in a position to do it after I present it to the Board of Directors. Probably the earliest would be the third quarter call or slightly thereafter.

Mitch Kaiser - Piper Jaffray — Analyst
Okay. Thank you. Good luck.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
Thank you.

Operator
Our next question is from Jeff Stein with Keybank. Please go ahead.

Jeff Stein - Keybank — Analyst
Good morning, Steve. You referred in your comments to the nine weeks of Christmas, and I’m wondering, number one, you indicated you’re not going to be in a position to influence third quarter merchandising trends. I’m wondering is that also the case with the fourth quarter, and number two, how do you deal with an increasingly competitive environment in seasonal products? And I’m speaking specifically about holiday decorative items where everyone, every retailer now seems to be carrying ornaments, prelit Christmas trees and so forth. Again, these are nonbranded items, there’s a flood of imports out there making it easy for many retailers to source these products. How do you differentiate yourself this year in seasonal?

Steve Fishman - Big Lots, Inc. — Chairman, CEO

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
I think the answer is how do we differentiate ourselves in seasonal as we go forward into the spring. I think it’s totally unrealistic to have expectations that we’re significantly differentiating ourselves right now. As I said before, I’ve been on board for six weeks, and anything that I could touch wouldn’t be in the seasonal parts of the business, and I think you understand that. You mentioned the fact that there’s a flood of imports . It’s really not a flood of imports. That’s how the seasonal business is really predominantly done other than domestically in the lawn and garden business where some of the product classifications are domestic. All of the fall seasonal business is an import business. I think what we do is work at differentiating ourselves. It may be in classifications of goods. It may be in packs of what our offerings are or values that we offer versus competition, and I think it can be done, and I think we’ll talk a little bit more about it going into the spring season, so that’s probably the best way I can answer that.
As far as Christmas goes, I think I alluded to the fact that we still have an ample amount of open to buy for the fourth quarter right now because of the fact we’re in the closeout business. So although we’ve committed clearly for the seasonal parts of the business, we still have plenty of cash in open to buy for trying to differentiate ourselves in finding fabulous closeouts that are going to want to encourage our customer to come into our stores and differentiate ourselves in the marketplace, particularly when you get into the weekend and Thanksgiving and into into the five weeks of Christmas. We’re working on those kinds of things. Don’t expect wonders, but we certainly are not sitting back and saying we’re going to lie down in the fourth quarter this year.

Jeff Stein - Keybank — Analyst
Thank you. Good luck.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
Thanks.

Operator
Our next question is from the line of John Zolidis with Buckingham Research. Please go ahead.

John Zolidis - Buckingham Research — Analyst
Hi. Good morning. A question for you, Steve. You said that you thought Big Lots kind of dominated the closeout niche. I was wondering if you could share with us kind of how you would define that niche, who you think your competitors are, and whether you think that area has become more or is becoming more or less favorable going forward. Thanks.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I hope you’ll feel I’m addressing it. Let me talk to you about how we talk about our business here inside this company right now. The closeout business is very clear. Unbelievably great values from branded manufacturers, whether they be domestic or imports that you would find in any type of general merchandise specialty retailer, department store, any other retailer that we can show a significant value that our customer understands immediately. That’s number one.
Number two, and I don’t want this misinterpreted, we’re not focused so much about what other people are doing. We really are focused inside this building about what we want to do and how we want to create the greatest closeout niche that there is in our marketplaces and we’re trying to some degree put blinders on and not worry so much about what other people are doing but really focus on what we want to do, execute that strategy better than anybody else. If you ask me who our competition was, clearly it would be anybody who carries any kind of branded merchandise that we may have in our store, and as long as we can carry it at significant values better than they do, then we’re executing our closeout strategy.

John Zolidis - Buckingham Research — Analyst
Okay. And then the last part of that was just do you think looking forward that this particular niche is getting more or less favorable?

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I can’t speak for anybody else. For us it’s going to be more favorable. I’ve been involved in a lot of businesses out there today and in the last particularly 15 years that have all been challenged, and our availability of really good quality closeout goods only continues to be good and in some cases better and we think it’s going to continue to be better. The retail environment continues to be challenged from a retail standpoint, from a manufacturing standpoint. People are going more than they’re coming at this particular point. And we’re the guys who are stepping up to the bar and going to be ready to take advantage of that.

John Zolidis - Buckingham Research — Analyst
Great. I look forward to hearing more details of the strategy as it comes together.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
Thanks, John.

Operator
Our next question comes from the line of Ralph Jean with Wachovia Securities. Please go ahead.

Ralph Jean - Wachovia Securities — Analyst
Great. Thank you. Many of the home furnishing retailers have struggled recently. Many of them think it’s a macro situation, which is debatable, and you pointed out you see a tremendous opportunity there, particularly at the entry level, so who do you think you would be positioning yourself against and also isn’t financing a pretty important part of driving that business?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
Well, now you’re really kind of are talking about two separate businesses. If you’re talking about furniture, and if that’s what you mean, the answer could be yes if you were a midline or an upper furniture retailer, and I think you’re kind of alluding to that when you said home furnishings. Is that what you meant the furniture business, Ralph?

Ralph Jean - Wachovia Securities — Analyst
Yes.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I think actually our entry level customer has cash to buy what they need. They may not buy as high a ticket merchandise, but they need to replenish on a more consistent basis because of their mobility, and I really like that business. It is a credit business and a larger credit business, of course, the more midline and upper end economic background customer that you go after. We do have credit. We do have a credit program set up with HSBC which they’re about as good as anybody in the business. But our credit business as a percent to total is not near as significant as my experience has been in the past with, of course, the last furniture retailer that I was in business with. Frankly, I don’t see that as a problem. I see that as an opportunity. It just means we’re getting cash versus credit, and cash is a pretty good thing to have.

Ralph Jean - Wachovia Securities — Analyst

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
Yes. Well, I agree with that. One of the things you guys have pointed out as far as declining customer traffic trends is the high gasoline prices eating into discretionary income and spending for your typical customer, so they’re cutting back spending, but furniture tends to be a higher ticket item.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
It does, but let me tell you what we’re talking about here. We alluded, just like every retailer has alluded particularly in the last 24 hours, about gasoline prices costing some customer traffic and the economics of our customer. We’re very focused on executing our strategy and executing it and merchandising it at a store level and I think we really have some great opportunities, Ralph to grow this business because of things we need to do internally and I think we can do things a lot better and we have growth opportunity because of that. We’re not going to allow some of those other economic issues to hold back what we think we have the ability to do. What I’m telling you is, we can do things a lot better internally.

Ralph Jean - Wachovia Securities — Analyst
Okay. That’s fair. Now, on the competitive positioning, though, many of your customers I believe would go to a Rent-a-Center or RentWay. I mean who do you see directly as who you might take share from, one, why this is a great opportunity to get share?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
Well, the nice thing about the furniture business and maybe you’re a little bit more experienced than me. But my background tells me that it’s a regional business or a local business, not a national business. So the answer is, if you felt we had a competitor, it would depend upon region of the country and in many cases it would depend upon the city itself. Clearly there are some good people in the southeast that I know about and there’s some good people on the West Coast but it’s very selective. And most of those dominant players are in midline or upper end type businesses. So although there may be — I’m sure there are Rent-a-Centers and Aaron Rents and some of those other people and selectively in some of our markets, those are on a rental basis and pretty high interest rates. We think we have terrific value in better quality furniture, better quality entertainment areas, the upholstery business, and in some cases the accessory and potentially the bedroom parts of the business; in the entry level parts of the business where none of those regional players want to play.

Ralph Jean - Wachovia Securities — Analyst
Okay. That’s fair, and then just lastly, to confirm something you just said, do you think — or is one of the strategies you’re considering, getting more involved in the credit side of the business?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
No, not at all. You asked me if credit was very, very important. We said selectively, I think it is for mid to upper end-type customers. It clearly is not as prevalent in our entry level customer, and we are involved and have a credit card and have credit available for our customers, but as a normal percent to total in the furniture business, based on my experience, our customer doesn’t look to credit or frankly isn’t approved at the levels that a normal mid to higher economically advantaged customer is approved on a credit basis.

Joe Cooper - Big Lots, Inc. — SVP, CFO
Ralph, this is Joe. Just to clarify, the program with HSBC, our proprietary credit card, is a new program and has been rolled out into this year and is now available in all stores. But that’s in the last quarter.

Ralph Jean - Wachovia Securities — Analyst
Right. That’s what caused my question there and I assume that’s third party.

Joe Cooper - Big Lots, Inc. — SVP, CFO

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
I’m sorry. It is. It’s a furniture focused credit card right now. It’s not store- wide at this point in time, so it’s in the introductory phase, and that’s really why the percent of sales on that credit card is lower. Plus, we’re not choosing to be as promotional as some of the destination-type furniture stores that are very heavily focused on long-term financing strategies at the higher end of that market.

Ralph Jean - Wachovia Securities — Analyst
Okay. Thank you very much.

Operator
Our next question comes from the line of Ronald Bookbinder with Sterne, Agee. Please go ahead.

Ronald Bookbinder - Sterne, Agee — Analyst
Good morning. The store payroll cut that helped leverage the SG&A this quarter, do you feel that these cuts can be maintained going forward, and what sort of impact do you think that would have on shrink, customer checkout, and the overall atmosphere of the stores?

Joe Cooper - Big Lots, Inc. — SVP, CFO
Hey, Ron. This is Joe. I’ll take that one. The store payroll you’re characterizing as cuts, we characterize that as just leveraging our store payroll down in a period of declining sales, so we allocate hours based on anticipated sales and we clearly allocate less hours in a period of declining sales, so that’s a leverage or a payroll planning strategy that we have used in the past.

Ronald Bookbinder - Sterne, Agee — Analyst
But you don’t feel there’s a bottom at some point where you don’t want to cut store payroll anymore.

Joe Cooper - Big Lots, Inc. — SVP, CFO
Oh, there is a bottom. We do have minimum payroll in our stores to operate. There’s a bottom for every retailer where you can’t cut anymore. You need a certain number of people in the store.

Ronald Bookbinder - Sterne, Agee — Analyst
Yes. But so you haven’t seen an impact, then, on anything like freight or the cleanliness of stores or the time of customer checkout because I know you spent a lot of money improving the look of the stores and on systems to increase checkout. So this isn’t creating any sort of a loss of the progress that you had made through the renovations?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
Ron, it’s Steve. Let me take that on. I’ll reiterate what Joe said. First off, it’s a function of leveraging, being intelligent in running a business on declining sales. One, we have seen no decline in customer service in stores. Our store operations people have been just terrific about saying what they’re capable of handling and what they’re not capable of handling. If they get to a point where they’re yelling uncle, they will clearly come back to us. Two, we have had no issue with freight in our stores or a reduced level of customer service at our checkouts in any way, shape, or form that I’ve heard or seen, not that I’ve been in 1500 stores, I’ve been in a fair amount of stores from coast to coast almost in the last well, I say six weeks since I’ve been with the Company, but I’ve been in a large number in the last 60 to 90 days.
And thirdly, we’ve seen no decline from a security standpoint because of that, either. So I mean, do we have an opportunity as we go forward? As we get more efficient, as we flow inventory more intelligently, and planning and allocation systems continue to check in and give us better

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call
opportunities of flowing inventory better to the stores, and our distribution center network continues to become more and more efficient in flowing inventory in the stores, there may be an opportunity there but we’re not seeing any decline in service or flow of inventory

Ronald Bookbinder - Sterne, Agee — Analyst
Okay.

Joe Cooper - Big Lots, Inc. — SVP, CFO
Ron, remember that a piece of that SG&A dollar decline was the planned elimination of an ad circular.

Ronald Bookbinder - Sterne, Agee — Analyst
Right. And you all are planning the same amount of circulars for this coming quarter as last year?

Joe Cooper - Big Lots, Inc. — SVP, CFO
Yes, for the third quarter.

Ronald Bookbinder - Sterne, Agee — Analyst
For the third quarter. Okay. Great. Thank you.

Joe Cooper - Big Lots, Inc. — SVP, CFO
Thanks, Ron.

Operator
Our next question is from the line of Randy Hit with Sigma Capital. Please go ahead. Randy, your line is open. Do you still have a question? Our next question comes from the line of David Mann with Johnson Rice.

David Mann - Johnson Rice — Analyst
Yes. During your prepared comments, Steve, I think you talked about the importance of generating cash and sort of using that to increase shareholder value. Wanted to know if you’d just talk a little more about that? Because it seems like the Company should be generating a decent amount of free cash flow even with the sort of the depressed operating results. So what would your thoughts be, let’s say, on a buyback given that the Company’s done that historically, especially with the stock at historically low levels?

Joe Cooper - Big Lots, Inc. — SVP, CFO
I’ll take that one, David. It’s Joe. Yes. Our free cash flow, as you know, our estimates for this year are about $70 million. That’s at the lower guidance number, and as we’ve said before, since we generate that cash in the fourth quarter principally, we would entertain with the Board a share repurchase after the point that the free cash flow has been generated. And that’s consistent with our prior communication to the Street.

David Mann - Johnson Rice — Analyst
Okay. And then one housekeeping item, the eliminated circular, can you give us a sense on how much in dollars that saved you in the quarter?

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call

Tim Johnson - Big Lots, Inc. — VP, Strategic Planning, IR
Yes. David, this is Tim. Advertising circulars, depending on the number of pages, can range anywhere between $2 and $2.5 million in terms of cost, so that was a four-page ad that we eliminated, so somewhere in the $2 to $2.5 million range.

David Mann - Johnson Rice — Analyst
Great. Thank you.

Operator
Our next question is from the line of Ralph Jean of Wachovia Securities.

Ralph Jean - Wachovia Securities — Analyst
My real question was just answered on the repurchase. But one thing I just want to confirm with you, everybody in the dollar store space is getting into the coolers, refrigerator coolers to offer perishables, frozen food, accept electronic benefits transfers. Am I hearing today that you’re really not looking to go there and you want to differentiate by staying with broadlines?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
We have freezers and we have perishable-type food in some of our stores. I think I really want to understand if that’s going to continue to give us the kind of return that we expect.

Ralph Jean - Wachovia Securities — Analyst
Okay. Thank you.

Operator
[OPERATOR INSTRUCTIONS]. And our next question comes from the line of Shakib Alaam with High Field Capital. Please go ahead.

Shakib Alaam - High Fields Capital — Analyst
Hi, Steve. It’s Shakib Alaam from High Fields Capital. Have you thought about the capital structure of the business? .

Steve Fishman - Big Lots, Inc. — Chairman, CEO
I’ve been here for six weeks. I want to focus on the merchandising strategy. We’re a retailer, and give me another six weeks to take a look at that.

Shakib Alaam - High Fields Capital — Analyst
Okay. Thanks.

Tim Johnson - Big Lots, Inc. — VP, Strategic Planning, IR
John, any more questions in queue?

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call

Operator
We do have one more question.

Tim Johnson - Big Lots, Inc. — VP, Strategic Planning, IR
Okay. We’ll take one more question, then.

Operator
Okay. Our next question comes from the line of Jacques Girabaldi with Royal Capital. Please go ahead.

Jacques Girabaldi - Royal Capital — Analyst
Hi. Just a quick question on the real estate. What percent of stores do you own and then for your leased stores, what’s the average term? Is there any value you can capture by closing stores and exiting early?

Steve Fishman - Big Lots, Inc. — Chairman, CEO
The answer is it’s a very small percentage of our stores. It’s almost insignificant.

Joe Cooper - Big Lots, Inc. — SVP, CFO
3%.

Steve Fishman - Big Lots, Inc. — Chairman, CEO
3% that we own. The rest are leased . The average lease I’ll say is five years, but the reality is we have 1500 locations from coast to coast, so they vary dramatically. The answer to your third question is we’re going through that exercise right now.

Jacques Girabaldi - Royal Capital — Analyst
Okay. Thank you.

Tim Johnson - Big Lots, Inc. — VP, Strategic Planning, IR
Okay. John, I think that’s all the questions for now. I’d like to thank everyone for joining us and we look forward to talking to you soon. Have a good day.

Operator
Ladies and gentlemen, this concludes today’s presentation. If you’ve missed any portion of today’s call, a replay will be available to you within the hour. You can access the replay by dialing 1-800-207-7077 and entering pin number 4051. Again, that phone number is 1-800-207-7077, pin number 4051. Once again, this concludes today’s teleconference. You may now disconnect.

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Final Transcript
Aug. 17. 2005 / 8:30AM, BLI — Q2 2005 Big Lots, Inc. Earnings Conference Call

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